Exhibit 8.1

                            SULLIVAN & WORCESTER LLP
                             One Post Office Square
                           Boston, Massachusetts 02109




                                                              May 27, 1998





Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts  02158

Ladies and Gentlemen:

         In connection with the registration by Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), of its common shares of beneficial interest, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's Current Report on Form 8-K dated the date hereof and to be filed on or about the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         We have acted as counsel for the Company in connection with its Registration Statements on Form S-3, File Nos. 333-26887 and 333-52353 (the "Registration Statements") filed under the Securities Act of 1933, as amended (the "Act"), and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statements, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust, as amended and restated, and the by-laws of the Company; (ii) the Registration Statements; (iii) the Prospectus dated May 30, 1997 (the "Base Prospectus") relating to the Registration Statements; and
(iv) the Prospectus Supplement to the Base Prospectus dated May 27, 1998 (the "Prospectus Supplement" and the Base Prospectus, as so supplemented, the "Prospectus"). We have reviewed the sections in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed under the Exchange Act (the "Form 10-K") captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the statements in the Prospectus Supplement under the caption "Federal Income Tax and ERISA Considerations." With respect to all questions of fact on which such opinions are based, we have assumed the accuracy and completeness of and

Health and Retirement Properties Trust
May 27, 1998
Page 2

have relied on the information set forth in the Prospectus and in the documents incorporated therein by reference, and on representations made to us by the officers of the Company. We have not independently verified such information; nothing has come to our attention, however, which would lead us to believe that we are not entitled to rely on such information.

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to the matters in the sections of the Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the statements in the Prospectus Supplement under the caption "Federal Income Tax and ERISA Considerations," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.

         Based upon and subject to the foregoing, we are of the opinion that the discussions in the sections of the Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the statements in the Prospectus Supplement under the caption "Federal Income Tax and ERISA Considerations," in all material respects are accurate and fairly summarize the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statements and to the reference to our firm in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                                  Very truly yours,


                                                  /s/ Sullivan & Worcester LLP

                                                  SULLIVAN & WORCESTER LLP